Tecogen Announces Third Quarter 2022 Results
Q3 2022 revenue of $6.6 million, an increase of 31.9% QoQ and
YTD 2022 revenue of $20.5 million, an increase of 18.9% YoY

WALTHAM, Mass., November 10, 2022 - Tecogen Inc. (OTCQX:TGEN), a leading manufacturer of clean energy products, reported revenues of $6.6 million and a net loss of $0.3 million for the quarter ended September 30, 2022 compared to revenues of $5.0 million, and a net profit of $1.5 million in 2021. For the nine months ended September 30, 2022 revenues were $20.5 million and a net loss of $1.0 million compared to revenues of $17.2 million and net income of $3.6 million for the same period in 2021. The positive net income in Q3 2021 and the nine months ended September 30, 2021 was primarily due to the benefit from the CARES Act payroll support programs.
Key Takeaways
Net Income and Earnings Per Share
•Net loss in Q3 2022 was $0.3 million compared to net income of $1.5 million in Q3 2021, a decrease of $1.7 million, primarily due to forgiveness of the PPP loan and the recognition of Employee Retention Credit in Q3 2021. EPS was a loss of $0.01/share and net income of $0.06/share in Q3 2022 and Q3 2021, respectively.
•Net loss in YTD 2022 was $1.0 million compared to net income of $3.6 million in 2021, a decrease of $4.7 million, primarily due to the forgiveness of the PPP loan and the recognition of Employee Retention Credits in 2021. EPS was a net loss of $0.04/share and net income of $0.14/share in YTD 2022 and YTD 2021, respectively.
Profit/Loss from Operations
•Loss from operations for the three months ended September 30, 2022 was $0.2 million compared to a loss of $0.9 million for the same period in 2021, a decrease of $0.7 million. Increased Products and Services revenue and gross profit caused the decrease in loss from operations.
•Loss from operations for YTD 2022 was $1.0 million compared to a loss of $1.4 million for the same period in 2021, a decrease of $0.4 million. Increased Product revenue and gross profit caused the decrease in loss from operations.
Revenues
•Revenues for the quarter ended September 30, 2022 were $6.6 million compared to $5.0 million for the same period in 2021, a 31.9% increase.

◦Product revenue was $3.2 million in Q3 2022 compared to $1.9 million in the same period in 2021, an increase of 71.4%, primarily due to increased chiller and cogeneration sales into our key market segments including multi-unit residential.
◦Services revenue was $3.1 million in Q3 2022 compared to $2.8 million in the same period in 2021, an increase of 8.8%, primarily due to increased service contract revenue.
◦Energy Production revenue increased 5.5%, to $333 thousand in Q2 2022 compared to $315 thousand in the same period in 2021.

•Revenues for YTD 2022 were $20.5 million compared to $17.2 million for the same period in 2021, a 18.9% increase.
◦Product revenue was $10.2 million YTD 2022 compared to $6.4 million in the same period in 2021, an increase of 57.7%, primarily due to increased cogeneration and chiller sales into our key market segments including controlled environment agriculture.
◦Services revenue was $9.0 million YTD 2022 compared to $9.4 million in the same period in 2021, a decline of 4.2%, primarily due to reduced lower margin installation activity. Services contract revenue increased 4.8% to $9.0 million YTD 2022 compared to $8.6 million in the same period of 2021.
◦Energy Production revenue decreased 5.3%, to $1.27 million in YTD 2022 compared to $1.34 million in the same period in 2021 due to site closures.

Gross Profit and Gross Margin

•Gross profit for Q3 2022 was $2.9 million compared to $2.3 million in the third quarter of 2021. Gross margin decreased to 43.7% in the third quarter of 2022 compared to 46.7% for the same period in 2021 due to higher material costs. Products margin decreased from 44.6% to 35.3%. Services margin increased from 48.1% to 51.8% and Energy Production margin increased from 45.9% to 49.5% quarter to quarter.
•Gross profit for YTD 2022 was $8.7 million compared to $8.1 million in the same period in 2021. Gross margin decreased to 42.4% YTD 2022 compared to 47.3% for the same period in 2021 due to higher material costs. Product margin decreased from 44.1% to 33.7%. Services margin increased from 50.4% to 52.2% and Energy Production margin increased from 40.5% to 42.7% year over year.

Operating Expenses

•Operating expenses decreased by 4.4% to $3.1 million for the third quarter of 2022 compared to $3.3 million in the same period in 2021 due to lower bad debt expense, partially offset by increased R&D costs.
•Operating expenses increased by 1.5% to $9.6 million YTD 2022 compared to $9.5 million in the same period in 2021 due to increase payroll and R&D costs, partially offset by lower bad debt expense in 2022.

Adjusted EBITDA(1) was negative $72 thousand for the third quarter of 2022 compared to a negative $197 thousand for the third quarter of 2021. Adjusted EBITDA(1) was negative $521 thousand YTD 2022 compared to $391 thousand YTD 2021. (Adjusted EBITDA is defined as net income or loss attributable to Tecogen, adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on equity securities, goodwill impairment charges and other non-cash non-recurring charges or gains including abandonment of intangible assets and the extinguishment of debt. See the table following the Condensed

Consolidated Statements of Operations for a reconciliation from net income (loss) to Adjusted EBITDA, as well as important disclosures about the company's use of Adjusted EBITDA).
“I'm encouraged by the year on year revenue growth. As electricity rates continue to rise, the need for customers to find alternative ways to reduce energy expenses is making our products increasingly attractive. The 40% investment tax credit (a 30% base and 10% bonus for domestic manufacturers) makes the climate favorable for energy efficient products such as ours. In particular the availability of the ITC direct pay option for non-profits makes the value proposition for our cogeneration and chillers incredibly compelling," commented Benjamin Locke, Tecogen's Chief Executive Officer.

Conference Call Scheduled for November 10, 2022, at 11:00 am ET
Tecogen will host a conference call on November 10, 2022 to discuss the third quarter results beginning at 11:00 am eastern time. To listen to the call please dial (877) 407-7186 within the U.S. and Canada, or (201) 689-8052 from other international locations. Participants should ask to be joined to the Tecogen Third Quarter 2022 earnings call. Please begin dialing 10 minutes before the scheduled starting time. The earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us." The earnings conference call will be webcast live. To view the associated slides, register for and listen to the webcast, go to https://ir.tecogen.com/ir-calendar. Following the call, the recording will be archived for 14 days.
The earnings conference call will be recorded and available for playback one hour after the end of the call. To listen to the playback, dial (877) 660-6853 within the U.S. and Canada, or (201) 612-7415 from other international locations and use Conference Call ID#: 13672659.
About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including engine-driven combined heat and power, air conditioning systems, and high-efficiency chillers and water heaters for residential, commercial, recreational and industrial use that provide cost effective, environmentally friendly and reliable products for energy production that nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.
In business for over 35 years, Tecogen has shipped more than 3,150 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde e+, Ilios, Tecochill, Tecopower, Tecofrost, Tecopack, Ultera, and NetZero Greens are registered or pending trademarks of Tecogen Inc.

Forward Looking Statements

This press release and any accompanying documents, contain “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.

In addition to those factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and on our Form 8-K, under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.

In addition to GAAP financial measures, this press release includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.
Tecogen Media & Investor Relations Contact Information:

Benjamin Locke
P: 781-466-6402
E: Benjamin.Locke@tecogen.com

TECOGEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$2,880,160	$3,614,463
Accounts receivable, net	8,598,302	8,482,286
Employee retention credit receivable	713,269	1,276,021
Inventories, net	8,712,021	7,764,989
Unbilled revenue	1,956,002	3,258,189
Prepaid and other current assets	507,996	578,801
Total current assets	23,367,750	24,974,749
Long-term assets:
Property, plant and equipment, net	1,661,694	1,782,944
Right of use assets	1,404,034	1,869,210
Intangible assets, net	1,047,296	1,181,023
Goodwill	2,406,156	2,406,156
Other assets	184,393	148,140
TOTAL ASSETS	$30,071,323	$32,362,222

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,325,452	$3,508,354
Accrued expenses	2,263,009	2,343,728
Deferred revenue	1,282,971	1,957,752
Lease obligations, current	676,974	641,002
Unfavorable contract liability, current	265,854	330,032
Total current liabilities	7,814,260	8,780,868
Long-term liabilities:
Deferred revenue, net of current portion	395,561	208,456
Lease obligations, net of current portion	796,696	1,315,275
Unfavorable contract liability, net of current portion	706,667	929,474
Total liabilities	9,713,184	11,234,073

Stockholders’ equity:
Tecogen Inc. shareholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 24,850,261 issued and outstanding at September 30, 2022 and December 31, 2021	24,850	24,850
Additional paid-in capital	57,271,577	57,016,859
Accumulated deficit	(36,857,142)	(35,833,621)
Total Tecogen Inc. stockholders’ equity	20,439,285	21,208,088
Non-controlling interest	(81,146)	(79,939)
Total stockholders’ equity	20,358,139	21,128,149
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$30,071,323	$32,362,222

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	September 30, 2022	September 30, 2021
Revenues
Products	$3,206,732	$1,871,332
Services	3,078,604	2,829,244
Energy production	332,774	315,292
Total revenues	6,618,110	5,015,868
Cost of sales
Products	2,074,243	1,036,396
Services	1,482,355	1,467,019
Energy production	168,178	170,518
Total cost of sales	3,724,776	2,673,933
Gross profit	2,893,334	2,341,935
Operating expenses
General and administrative	2,343,449	2,473,190
Selling	567,529	656,885
Research and Development	202,138	122,031
Gain on disposition of assets	(5,486)	—
Total operating expenses	3,107,630	3,252,106
Loss from operations	(214,296)	(910,171)
Other income (expense)
Other income (expense), net	(7,140)	(4,798)
Interest expense	(2,280)	(3,855)
Employee retention credit	—	562,253
Unrealized loss on investment securities	—	(37,497)
Total other income (expense), net	(9,420)	2,401,758
Income (loss) before provision for state income taxes	(223,716)	1,491,587
Provision for state income taxes	5,922	3,000
Consolidated net income (loss)	(229,638)	1,488,587
Income attributable to the non-controlling interest	(27,074)	(21,890)
Net income (loss) attributable to Tecogen Inc.	$(256,712)	$1,466,697

Net income per share - basic	$(0.01)	$0.06
Net income per share - diluted	$(0.01)	$0.06
Weighted average shares outstanding - basic	24,850,261	24,850,261
Weighted average shares outstanding - diluted	24,850,261	25,154,905

	Three Months Ended
	September 30, 2022	September 30, 2021
Non-GAAP financial disclosure (1)
Net income (loss) attributable to Tecogen Inc.	$(256,712)	$1,466,697
Interest expense, net	2,280	8,653
Income taxes	5,922	3,000
Depreciation & amortization, net	107,250	116,166
EBITDA	(141,260)	1,594,516
Stock based compensation	69,118	56,889
Unrealized loss on investment securities	—	37,497
Adjusted EBITDA	$(72,142)	$(196,753)

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Nine Months Ended
	September 30, 2022	September 30, 2021
Revenues
Products	$10,156,328	$6,439,981
Services	9,046,075	9,438,702
Energy production	1,268,623	1,339,448
Total revenues	20,471,026	17,218,131
Cost of sales
Products	6,734,465	3,601,408
Services	4,322,693	4,684,008
Energy production	726,297	796,933
Total cost of sales	11,783,455	9,082,349
Gross profit	8,687,571	8,135,782
Operating expenses
General and administrative	7,642,183	7,365,495
Selling	1,572,221	1,747,959
Research and development	537,126	381,064
Gain on disposition of assets	(41,931)	—
Gain on termination of unfavorable contract liability	(71,375)	—
Total operating expenses	9,638,224	9,494,518
Loss from operations	(950,653)	(1,358,736)
Other income (expense)
Interest and other income (expense), net	(22,556)	(7,127)
Interest expense	(15,841)	(13,583)
Gain on extinguishment of debt	—	3,773,014
Employee retention credit	—	1,276,021
Gain on sale of investment securities	—	6,046
Unrealized gain on investment securities	37,497	18,749
Total other income (expense), net	(900)	5,053,120
Income (loss) before provision for state income taxes	(951,553)	3,694,384
Provision for state income taxes	16,352	18,991
Consolidated net income (loss)	(967,905)	3,675,393
Income attributable to non-controlling interest	(55,616)	(42,358)
Net income (loss) attributable to Tecogen Inc.	$(1,023,521)	$3,633,035

Net income (loss) per share - basic	$(0.04)	$0.15
Net income (loss) per share - diluted	$(0.04)	$0.14
Weighted average shares outstanding - basic	24,850,261	24,850,261
Weighted average shares outstanding - diluted	24,850,261	25,131,165

	Nine Months Ended
	September 30, 2022	September 30, 2021
Non-GAAP financial disclosure (1)
Net income (loss) attributable to Tecogen Inc.	$(1,023,521)	$3,633,035
Interest expense, net	15,841	20,710
Income taxes	16,352	18,991
Depreciation & amortization, net	324,968	357,636
EBITDA	(666,360)	4,030,372
Gain on extinguishment of debt	—	(3,773,014)
Stock based compensation	254,718	150,655
Unrealized gain on marketable securities	(37,497)	(18,749)
Gain on sale of marketable securities	—	(6,046)
Gain on termination of unfavorable contract liability	(71,375)	—
Non-cash abandonment of intangible assets	—	7,400
Adjusted EBITDA	$(520,514)	$390,618

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about Adjusted EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges including abandonment of certain intangible assets and extinguishment of debt), which is a non-GAAP measure.  The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  Adjusted EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 30, 2022	September 30, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income (loss)	$(967,905)	$3,675,393
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	324,968	357,636
Provision for doubtful accounts	(183,955)	52,000
Gain on extinguishment of debt	—	(3,773,014)
Employee retention credit	—	(1,276,021)
Stock-based compensation	254,718	150,655
Gain on sale of investment securities	—	(6,046)
Unrealized gain on investment securities	(37,497)	(18,749)
Gain on disposition of assets	(41,931)	(9,787)
Gain on termination of unfavorable contract liability	(71,375)	—
Impairment of intangible asset	—	7,400
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	67,940	890,374
Employee retention credit receivable	562,752	—
Inventory	(947,031)	(753,447)
Prepaid assets and other current assets	70,806	24,361
Other assets	466,420	(387,847)
Increase (decrease) in:
Accounts payable	(182,903)	(636,156)
Accrued expenses and other current liabilities	(80,720)	378,970
Deferred revenue	(487,676)	691,867
Other liabilities	(482,608)	379,440
Net cash used in operating activities	(433,810)	171,996
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(286,820)	(84,160)
Proceeds from disposition of assets	72,655	9,787
Proceeds from the sale of investment securities	—	11,637
Purchases of intangible assets	(29,505)	(56,349)
Distributions to non-controlling interest	(56,823)	(66,168)
Net cash used in investing activities	(300,493)	(185,253)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	—	1,874,269
Net cash provided by financing activities	—	1,874,269
Change in cash and cash equivalents	(734,303)	1,861,012
Cash and cash equivalents, beginning of the period	3,614,463	1,490,219
Cash and cash equivalents, end of the period	$2,880,160	$3,351,231